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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 2, 2006 (June 21, 2006 as to Notes 10, 19 and the effects of the "Accounting Changes' section of Note 2) (which report expresses an unqualified opinion and includes explanatory paragraphs relating to: the adoption of Statement of Financial Accounting Standards No. 123R, Share Based Payment, and the change in method for determining the market related value of plan assets of the Company's UK defined benefit pension plan from a calculated value method to the fair value method) relating to the financial statements and the financial statement schedule appearing in the Current Report on Form 8-K of Willis Group Holdings Limited filed on June 21, 2006 and of our report dated March 2, 2006 on management's report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Willis Holdings Group Limited for the year ended December 31, 2005.

We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

Deloitte & Touche LLP
London, England
June 21, 2006

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Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM